                                                                    Exhibit 11.1
                                                                        (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per Share Amounts)
                                   (Unaudited)


                                                                               Three Months Ended March 31,
                                                              --------------------------------------------------------------
                                                                         2003                                2002
                                                              ----------------------------         -------------------------
                                                                 Basic            Diluted            Basic          Diluted
                                                              -----------        ---------         ----------     ----------
     I.  Shares Outstanding, Net of Treasury
           Stock Purchased During the Period:

               Stock, net                                       6,592,884        6,592,884          6,632,884      6,632,884
               Purchase of treasury stock (weighted)
                                                              -----------        ---------         ----------     ----------
                                                                6,592,884        6,592,884          6,632,884      6,632,884

    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                                  198                           127,351
                                                              -----------        ---------         ----------     ----------
                                                                6,592,884        6,593,082
   III.  Weighted Average Shares and Equivalent Shares        ===========       ==========          6,632,884      6,760,235
                                                                                                   ==========     ==========

    IV.  Net Income (Loss)                                    ($      656)     ($      656)       ($      475)   ($      475)
                                                               ==========       ==========         ==========     ==========

     V.  Net Income (Loss) Per Share                          ($      .10)     ($      .10)       ($      .07)   ($      .07)
                                                              ===========       ==========         ==========     ==========

                                                                    Exhibit 11.1
                                                                        (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per Share Amounts)
                                   (Unaudited)

                                                                                 Six Months Ended March 31,
                                                              --------------------------------------------------------------
                                                                           2003                               2002
                                                              ----------------------------         -------------------------
                                                                  Basic           Diluted            Basic          Diluted
                                                              -----------       ----------         ----------     ----------
     I.  Shares Outstanding, Net of Treasury
           Stock Purchased During the Period:

               Stock, net                                       6,592,884        6,592,884          6,632,884      6,632,884
               Purchase of treasury stock (weighted)
                                                              -----------        ---------         ----------     ----------
                                                                6,592,884        6,592,884          6,632,884      6,632,884

    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                                1,773                           124,043
                                                              -----------        ---------         ----------     ----------
                                                                6,592,884        6,594,657
   III.  Weighted Average Shares and Equivalent Shares        ===========       ==========          6,632,884      6,756,927
                                                                                                   ==========     ==========

    IV.  Net Income (Loss)                                   ($       411)     ($      411)       ($      747)   ($      747)
                                                              ===========       ==========         ==========     ==========

     V.  Net Income (Loss) Per Share                         ($       .06)     ($      .06)       ($      .11)   ($      .11)
                                                              ===========       ==========         ==========     ==========